EXHIBIT 10.5

SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED PROMISSORY NOTE

This SECOND amendment to third AMENDED AND RESTATED promissory note (this "Amendment") is entered into as of December 18, 2012, between spy optic inc., a California corporation (the "Company"), and costa brava partnership iii, l.p., a Delaware limited partnership ("Holder").

RECITALS
    The Company is currently indebted to Holder pursuant to the terms and conditions of the Third Amended and Restated Promissory Note, dated as of August 2, 2012 (as heretofore amended), made by the Company to the order of Holder, in the original principal amount of $10,000,000 (without giving effect to any accrued PIK Interest) (the "Note"). Each capitalized term used but not defined herein has the meaning ascribed to such term in the Note.
    The Company has requested that Holder amend certain provisions of the Note.
    Holder is willing to provide such accommodations to the Company, provided that the Note be amended as set forth herein and subject to the other terms and conditions set forth herein.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

      Recitals. The foregoing recitals of facts and understandings of the parties are incorporated herein as the agreement of the parties.
      Amendment to the Definition of Harlingwood Notes. Section 1 of the Note is hereby amended so that the definition of "Harlingwood Notes" set forth therein is amended to read in its entirety as follows:

      "Harlingwood Notes" means, collectively, (i) the Promissory Note, dated as of September 6, 2012, by the Company in favor of Harlingwood (Alpha), LLC, a Delaware limited liability company ("Harlingwood"), in the original principal amount of $1,000,000, as may be amended, restated, extended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, and (ii) each other promissory note made by the Company in favor of Harlingwood with an original principal amount that is funded on a date no later than December 31, 2012, in each case, as such promissory note may be amended, restated, extended, supplemented, or otherwise modified from time to time in accordance with the terms hereof; provided, that any note described in clause (ii) of this definition shall have substantially the same terms as the note described in clause (i) of this definition (except that the original principal amount of any such notes may vary).

      Conditions Precedent. This Amendment shall become effective upon Holder's receipt of all of the following (including all schedules and exhibits thereto), in form and substance satisfactory to Holder:
        this Amendment executed by the Company; and
        the Eighth Modification to Debt Subordination Agreement executed by BFI Business Finance and the Company.
      Headings; Interpretation. Section and subsection headings in this Amendment are included herein for convenience only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, Section, Schedule or Exhibit, as the case may be, of this Amendment unless otherwise specifically provided.
      Severability. If any court of competent jurisdiction determines any portion of this Amendment to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of this Amendment.
      Choice of Law. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, construed under, and enforced in accordance with the laws of the State of New York.
      Execution of Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by email with scanned attachment shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Amendment by email with scanned attachment also shall deliver an original executed counterpart, but the failure to deliver such an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

spy optic inc.,
a California corporation

By: /s/ Michael D. Angel
Name: Michael D. Angel
Title: Chief Financial Officer and Treasurer

COSTA BRAVA PARTNERSHIP III, L.P.,
a Delaware limited partnership

By: /s/ Seth W. Hamot
Name: Seth W. Hamot
Title: Managing Member of General Partnership